Exhibit 99.2

PACER TECHNOLOGY

Quarterly Report on Form 10-Q
for the Quarter ended September 30, 2002

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, who is the Chief Financial Officer of Pacer Technology (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 11, 2002

/s/ LAURENCE R. HUFF

Laurence R. Huff Chief Financial Officer